EX-99.906CERT

certification of president and Treasurer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the sarbanes oxley act of 2002

Erik M. Herzfeld, President, and Zachary P. Richmond, Treasurer of Herzfeld Caribbean Basin Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2021 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                                               Treasurer and Chief Financial Officer

Herzfeld Caribbean Basin Fund, Inc.                                          Herzfeld Caribbean Basin Fund, Inc.

/s/ Erik M. Herzfeld	/s/ Zachary P. Richmond
Erik M. Herzfeld	Zachary P. Richmond

Date:	August 31, 2021	Date:	August 31, 2021

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Capitol Series Trust and will be retained by Capitol Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.